UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 30, 2013

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 30, 2013, Genworth Financial, Inc. (“Genworth”) closed the previously announced sale of its wealth management business to AqGen Liberty Holdings LLC, AqGen Liberty Management I, Inc., AqGen Liberty Management II, Inc. and AqGen Liberty Acquisition, Inc. The sale price was $412.5 million in cash, and Genworth received proceeds of approximately $360 million, net of transaction costs and payments to settle obligations to the former owners of its Altegris businesses. Genworth will record an additional after-tax loss of up to $10 million related to the sale in the third quarter of 2013. The wealth management business manages a variety of wealth management products that include managed account programs together with advisor support and financial planning services.

A copy of the stock purchase agreement, dated as of March 27, 2013, relating to the sale of the wealth management business was previously filed as Exhibit 2.1 to Genworth’s Current Report on Form 8-K filed on March 28, 2013. Genworth’s audited financial statements and other disclosures were previously revised to reclassify the wealth management business as discontinued operations and report the wealth management business’s financial position, results of operations and cash flows separately for all periods presented in the financial statements included in Genworth’s Current Report on Form 8-K filed on May 30, 2013. The wealth management business was also presented as discontinued operations in the financial statements and other disclosures in Genworth’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: September 3, 2013	By:	/s/ Martin P. Klein
Martin P. Klein
Executive Vice President and Chief Financial Officer

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